Exhibit 3.1

DelawareThe First StatePage 1 5204193 8100Authentication: 202820632SR# 20240528523Date: 02-15-24You may verify this certificate online at corp.delaware.gov/authver.shtmlI, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AULT DISRUPTIVE TECHNOLOGIES CORPORATION", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF FEBRUARY, A.D. 2024, AT 4:55 O`CLOCK P.M.